Exhibit 10.1

LOAN AGREEMENT

DATE:	August 28, 2019

LENDER:	AENEAS VENTURE PARTNERS 3, LLC
an Arizona limited liability company
3120 West Carefree Highway, Suite 1-229
Phoenix, AZ 85086
Attn: Joseph Villasenor

BORROWER:	ITEM 9 PROPERTIES, LLC
(collectively)	a Nevada limited liability company
2033 N. Overfield Rd.
Casa Grande, AZ 85194
Attn: Bryce Skalla

BSSD GROUP, LLC
an Arizona limited liability company
2033 N. Overfield Rd.
Casa Grande, AZ 85194
Attn: Bryce Skalla

BACKGROUND:

A. Item 9 Properties, LLC, a Nevada limited liability company (“Item 9”) whose associated federal tax identification number is 83-135188 and BSSD Group, LLC, an Arizona limited liability company (“BSSD”) whose associated federal tax identification number is 82-1803926 (collectively included in the singular term, “Borrower”), have applied to Lender for a loan ("Loan") in the maximum principal amount of Two Million Five Hundred Thousand and No/100 Dollars ($2,500,000).

B. The purpose of the Loan is to provide Item 9 with funds to complete development and construction of a parcels of real property located in Pahrump, Nye County, Nevada owned by Item 9 (“Nevada Real Property”).

C. Co-borrower BSSD is an affiliate of Item 9 and the owner of Real Property located at or near 3400 West Highway 287, in Coolidge (“City”), Pinal County (“County”), Arizona (“Real Property”), more specifically described in Exhibit A attached. All improvements constructed on the Real Property (“Improvements”), and all personal property of BSSD (“Personal Property”) located on and used in connection with the Real Property and Improvements (the Real Property, Improvements and Personal Property shall be collectively referred to as the “Property”).

D. To secure payment of the Loan and the performance of all other obligations of Borrower to Lender under the Loan Documents (as defined in this Agreement), Borrower shall provide Lender with the following:

(i)	a first priority financial lien against the Property.

(ii)	a first priority financial lien against BSSD’s interest in the Work Product, Plans and Specifications and Intangible Property (all as defined in this Agreement).

(iii)	An Unconditional Guaranty (“Guaranty”) from Item 9 Lab Corp., a Delaware corporation (“Guarantor”).

E. Item 9 and BSSD solicited the Loan from Lender. Nether Lender nor its principal, Joseph Villasenor, are engaged in the business of making or arranging loans. The Loan is made as a personal investment with Lender’s own funds and Lender does not intend to resell the Loan.

AGREEMENT:

Borrower agrees to borrow from Lender and Lender, in reliance upon the representations and warranties from Borrower as set forth herein, agrees to make the Loan to Borrower, all subject to the terms and conditions set forth in this Agreement. The preceding Background provisions are hereby incorporated as material terms of the Agreement.

SECTION 1

AMOUNT AND GENERAL TERMS OF THE LOAN

1.1 Loan Amount.

The maximum amount of the Loan ("Loan Amount”) shall be Two Million Five Hundred Thousand and No/100 Dollars ($2,500,000).

1.2 Multiple Advance Loan.

This Loan represents a multiple advance credit facility. At the Closing of the Loan, Lender will disburse approximately Two Million and no/100 Dollars ($2,000,000) directly to Borrower’s approved contractors, subcontractors and materialmen for work and materials supplied to and incorporated in the Nevada Real Property (“First Funding”). The outstanding principal balance of the Loan may be increased by one or more advances by Lender during the Term (each an “Advance”) within thirty (30) days following the First Funding directly to Borrower’s approved contractors, subcontractors and materialmen for work and materials supplied to and incorporated in the Nevada Real Property, on the terms and conditions set forth in section 1.9.7, below. It is expressly agreed by Borrower that the maximum outstanding principal on this Note shall not at any one time exceed the amount of Two Million Five Hundred Thousand and no/100 Dollars ($2,500,000), and the balance of the Loan outstanding at any specific time shall be the total amount advanced by Lender less the amount of principal payments, if any, made from time to time by Borrower.

1.3 Term.

The term of the Loan ("Term") shall be for a period of sixty (60) days from the date of First Funding.

1.3.1. Extension Right. Provided there is not an existing Event of Default under this Agreement or any of the Loan Documents, or one that will occur with the giving of notice or the passing of time, or if there exists a non-monetary Event of Default and Borrower has commenced and is diligently prosecuting a cure, if any such right exists under this Agreement or the applicable Loan Document, Borrower shall have the right to extend the Term (“Extension”) for an additional sixty (60) days, subject to satisfaction of the following, each of which is a condition of the Extension:

(a) Borrower shall give Lender written notice of its election for the Extension (“Extension Notice”) at least ten (10) days prior to the expiration of the Term.

(b) In addition to all other sums due from Borrower to Lender, Borrower shall pay at the expiration of the Term an extension loan fee equal to fifteen (15%) percent of the aggregate total of all Lender advances to Borrower during the Term of the Loan.

1.4 Interest.

(a) Borrower acknowledges and agrees that (i) extremely limited information, property reports, due diligence material and time has been made available to Lender to assess the risks and exposures related to the Loan, (ii) the Security (as defined herein) provided to Lender will include significant broken priority exceptions to title insurance, (iii) the Loan represents a substantial risk to Lender, and (iv) the funds represented by the Loan are instrumental to Borrower’s business opportunities and alternate funding having better terms or timing of funding is not otherwise available to Borrower. As a result, Borrower and Lender have specifically negotiated and agreed that the interest rate of the Loan is fair and equitable to both Borrower and Lender in light of the risk to Lender and the opportunities available to Borrower through the use of the Loan funds and is not the result of undue pressure or influence.

(b) Upon the earlier of (i) an incurred Event of Default (as defined in this Agreement) prior to the expiration of the Term following which Lender exercises a right to accelerate the unpaid Loan balance, or (ii) at the expiration of the Term, Borrower shall pay all advanced and unpaid principal, plus a one-time payment equal to fifteen (15%) percent of the aggregate total of all Lender advances to Borrower during the Term of the Loan, plus and any other sum due from Borrower pursuant to this Agreement or any other Loan Document.

(c) From the earlier of (i) the date of an uncured Event of Default (as defined in this Agreement) occurring prior to the expiration of the Term following which Lender exercises a right to accelerate the unpaid Loan balance, or (ii) the expiration of the Term, in addition to the Interest described in section 1.4 (b), all unpaid principal of the Loan shall accrue interest at a default rate equal to eighteen percent (18%) per annum ("Default Rate"). The Default Interest shall be calculated on the basis of a 30 day month and a 360 day year.

______________	_______________	_______________
Lender Initials	Borrower Initials	Borrower Initials

1.5 Payments.

(a) No payments will be due under the Loan until the end of the Term at which time all unpaid principal, accrued Interest, fees and any other sum due from Borrower shall be paid in full.

1.6 Account Servicing.

From and after the Closing of the Loan, Borrower shall direct all payments to Lender at the address listed above or such other address as Lender may designate from time to time. At Lender’s option at any time, Lender and Borrower shall establish a collection account with a commercial servicer (“Collection Agent”) to which Borrower shall direct all payments on behalf of Lender and shall execute such standard form(s) of agreement with Collection Agent as are reasonably required. The costs to establish and maintain the servicing account shall be paid by Borrower, and the costs shall be no more than are customarily charged for account servicing in Maricopa County, Arizona. The following shall apply in connection with Borrower’s payments:

(a) A payment shall be deemed to have been paid to Lender as of the date the payment is processed by Lender or Collection Agent as long as Borrower’s check is honored by Borrower’s bank. Borrower acknowledges that the processing of funds by Lender shall be performed in the ordinary course of Lender’s business and that the time involved in the processing may vary depending upon the administrative workload of Lender. Any payment received by Lender shall be conditionally accepted (and shall be not deemed late as long as Lender receives payment by the date required by this Agreement) by Lender until such time as the processing of the payment is completed.

(b) Payments shall be applied in the order received by Lender and as provided in the Note (as defined in this Agreement).

(c) Borrower shall make payments to Lender as required by the Note and other Loan Documents without the need for a notice from Lender to Borrower that any payment is due.

1.7 Prepayment.

Borrower shall have the right to prepay the unpaid balance of principal, Interest and all other sums due under the Loan in whole or in part at any time, without penalty.

1.8 Intentionally Omitted.

1.9 Disbursements.

At the First Funding of the Loan, which shall be the date Lender pays any portion of the Loan Amount to or for the benefit of Borrower or to Escrow Agent (as defined in this Agreement), Lender shall deduct or Escrow Agent shall pay as instructed by Lender at the Closing (as defined in this Agreement) the following ("Disbursements") which shall be charged to Borrower:

1.9.1 Lender’s Expenses. All fees and costs paid and incurred by Lender (or of any participant in the Loan) in connection with the negotiation, investigation, evaluation, processing and closing of the Loan, including, but not limited to, inspections, appraisals or confirmations thereof, surveys or confirmations thereof, and any other fees and costs incurred by Lender or any participant in the Loan in connection with the Loan that are not specifically referenced in this Agreement ("Lender's Expenses"), together with any Interest if there is a First Funding of any portion of the Loan Amount but the Closing does not take place. Notwithstanding the foregoing, that portion of the Lender's Expenses that are incurred by Lender or any participant in the Loan for attorneys' fees and costs for Lender shall be paid by Borrower even if there is not a Closing of the Loan, unless such failure is the result of a default by Lender.

1.9.5 Escrow Expenses. All expenses in connection with the Escrow, including escrow fees, title insurance premiums and the cost of any endorsements required by Lender, recording fees and those amounts necessary to satisfy all requirements and costs of Escrow Agent.

1.9.6 Financial Liens. The payment in full of any financing, tax or similar liens against the Property, except for the lien owed to Viridis Group I9 Capital, LLC, an Arizona limited liability company, which will be subordinated to the Loan, and tax liens that are not yet due and payable.

1.9.7 Balance of Loan Amount. The Balance of the Loan Amount after the First Funding and the disbursements listed above will be retained by Lender as an unfunded reserve for certain specific costs and expenses associated with the development and improvement of the Nevada Real Property, particularly, Borrower’s contractors, subcontractors and materialmen for work and materials supplied to and incorporated in the Nevada Real Property (“Development Reserve”). Provided there is not an existing Event of Default under the Loan Documents, Borrower may request an Advance, subject to the following terms and conditions:

(a) The Advance shall not exceed, and shall be used solely and exclusively for, the reasonable cost and expenses of planning, entitling, developing, construction, and improving the Nevada Real Property, including without limitation architectural, engineering, project management and other professional fees and costs incurred in connection herewith, all as approved by Lender in Lender’s sole and absolute discretion (collectively, the “Development Services”).

(b) Borrower shall submit a written request for an Advance and as a condition thereof shall provide to Lender any documents and information reasonably required by Lender to support the request by Borrower, including, without limitation, written estimates and/or contracts for Development Services, bids, invoices, budgets paid receipts, lien waivers or releases, or any other documents reasonably necessary to support the request by Borrower.

(c) There shall not have been filed any liens against the Nevada Real Property except those which would be discharged from, or contemporaneously with, the any Advance, or bonded over in a manner acceptable to Lender.

(d) Lender may, in its reasonable discretion, engage the services of individuals or entities to act as representatives of Lender ("Lender Representatives") for the following:

i. To consult with Lender in connection with the Advance;

ii. To review bids, quotes and estimates for any Development Services;

iii. To inspect the progress of any Development Services to ensure that they are completed in a workmanlike manner;

iv. To keep separate records in connection with any Development Services;

v. To otherwise assist Lender in connection with the administration of any Advance under the Loan.

(e) Any reasonable expense of Lender, including without limitation the cost of the Lender Representatives, Lender’s reasonable attorneys’ fees and title insurance fees, related to any Advance or resulting from the requirements set forth herein shall be the responsibility of and paid by Borrower (or may be deducted by Lender) from the Advance.

(f) Lender shall have no obligation to make an Advance or to disburse Loan proceeds if: (i) Borrower becomes incompetent or becomes insolvent, files a petition in bankruptcy or similar proceedings, or is adjudged a bankrupt, (ii) there occurs a material adverse change in Borrower’s financial condition, or (iii) in Lender’s reasonable judgment, such an Advance would impair or diminish Lender’s security for the Loan as compared to that which would exist in the event the requested Advance were not made.

(g) All Advances will be made by disbursement from Lender directly to Borrower’s contractors, subcontractors and materialmen for work and materials supplied to and incorporated in the Nevada Real Property that are approved by Lender in Lender’s sole and absolute discretion.

1.10 Promissory Note.

The Loan shall be evidenced by a promissory note ("Note") from Borrower to Lender.

1.11 Security for Note.

Borrower's obligations under the Note shall be secured and otherwise documented by the execution, delivery and perfection of the following instruments and documents:

1.11.1 Deed of Trust. A first priority deed of trust, assignment of rents and security agreement ("Deed of Trust") against the Real Property and Improvements, subject only to the exceptions approved by Lender in its sole and absolute discretion ("Title Exceptions").  The security agreement incorporated into the Deed of Trust will include, without limitation, the collateral described on attached Exhibit B.

1.11.2 Work Product Collateral Assignment. A first lien collateral assignment from Borrower to Lender of all existing and future Work Product (“Work Product Collateral Assignment”).

1.11.3 Intangible Property Collateral Assignment. A first lien collateral assignment from Borrower to Lender (“Intangible Property Collateral Assignment”) of all of the existing and future: zoning approvals, plats, site plans, licenses, permits; reports of architects, engineers, appraisers and other third party consultants; declarant’s rights under covenants, conditions and restrictions and similar documents; and easements, rights-of-way and other covenants running with the land (“Intangible Property”).

1.11.4 Financing Statement. One or more Uniform Commercial Code Financing Statement(s) for filing with the Arizona Secretary of State and/or recording with the office of the Pinal County Arizona Recorders in connection with the security interests granted to Lender under the Deeds of Trust ("Financing Statements”).

1.11.5 Environmental Indemnity Agreement. An environmental indemnity agreement ("Environmental Indemnity Agreement") from Borrower and Guarantor to Lender.

1.11.6 Organizational Documents Certificate. A certificate from Borrower and the manager or members of Borrower that the organizational documents given by Borrower to Lender are true and complete ("Organizational Documents Certificate”).

1.11.7 Unconditional Guaranty. The Guaranty from Guarantor.

1.11.8 Subordination Agreement. A Subordination Agreement by and between Lender, Borrower and Viridis Group I9 Capital, LLC in form acceptable to Lender.

1.12 Other Documents.

If requested by Lender, Borrower and any Guarantors shall execute and deliver to Lender such other documents or instruments ("Other Documents”) as are reasonably required to reflect the terms and provisions of this Agreement and to perfect and protect Lender's lien against the Property.

1.13 Loan Documents.

This Agreement, the documents and instruments described in the Sections above captioned "Promissory Note”, "Security for Note” and "Other Documents” shall be collectively referred to herein as the "Loan Documents." The Loan Documents shall be consistent with this Agreement and shall be in a form and content satisfactory to Lender in its sole discretion.

1.14 Escrow.

An escrow for the Loan shall be with Thomas Title and Trust, 7150 E. Camelback Road, Suite 195, Scottsdale Arizona 85251, with Sheila Hunter (Phone 480-222-1116 x 2000, e-mail shunter@thomastitle.com) to act as escrow officer ("Escrow Agent"). The Loan Documents shall be executed by Borrower and Lender and, as necessary, delivered to the Escrow Agent contemporaneously with the execution of this Agreement.

1.15 Closing.

The portion of the Loan Amount not deducted by Lender shall be disbursed by Escrow Agent as provided in this Agreement when all terms and conditions of the Agreement have or will be performed to the satisfaction of Lender; provided, however, that said date shall not be later than August 30, 2019 ("Closing"). The foregoing closing date contingency is established solely for the benefit of Lender and may be waived by Lender to permit Closing on a later date in Lender’s sole and absolute discretion.

SECTION 2

REPRESENTATIONS AND WARRANTIES

Borrower hereby represents and warrants to Lender as of the date of this Agreement as follows:

2.1 Organization of Borrower.

BSSD is a limited liability company, duly formed and validly existing under the laws of the state of Arizona; Item 9 is a limited liability company, duly formed and validly existing under the laws of the state of Nevada; each Borrower and the persons or entity signing for it have the requisite power and authority to enter into and execute the Loan Documents; and each Borrower has the requisite power and authority to carry out all of the provisions thereof, transact the business in which it is engaged, and perform under all of the terms and provisions of the Loan Documents.

2.2 Status of Guarantor.

Guarantor is a corporation, duly formed and validly existing under the laws of the state of Delaware; Guarantor and the persons or entity signing for it have the requisite power and authority to enter into and execute the Guaranty; and to carry out all of the provisions thereof.

2.3 Execution and Delivery of Loan Documents.

The execution and delivery of the Loan Documents by Borrower and the consummation of the transaction contemplated thereby: (i) have been duly authorized by all actions required or necessary under the terms and provisions of all applicable governing instruments, laws or otherwise; (ii) create legal, valid and binding obligations of Borrower, subject to or limited by bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting the rights of creditors generally and to general principles of equity; and, (iii) do not conflict with or result in the violation of any valid regulation, order, writ, judgment, injunction or decree of any court or governmental or municipal instrumentality, or in the breach of or default under any indenture, contract, agreement or other instrument to which Borrower is a party or by which its assets may be bound.

2.4 Judgments and Litigation.

To Borrower’s actual knowledge, there are not any outstanding or unpaid judgments or arbitration awards against Borrower or any of the Property and there are not any actions, suits or proceedings pending or, to the actual knowledge of Borrower, threatened against the Borrower or any of the Property that could materially affect Borrower’s ability to repay the loan or adversely affecting Borrower's ability to perform under the Loan Documents in any court or before any governmental or quasi-governmental body, and, to the knowledge of Borrower, Borrower and the Property are not subject to any default or violation with respect to any valid rule, regulation, statute, law, ordinance, order, writ, judgment, decree, code, requirement or order of any court or other governmental or municipal department, commission, board, bureau, agency or instrumentality.

2.5 Criminal Matters.

Borrower, and to Borrower’s actual knowledge, any Guarantor and any manager or member of Borrower, are not the subject of a criminal investigation, indictment or conviction, including any by or relating to the United States Internal Revenue Service.

2.6 Bankruptcy Matters.

Borrower, and to Borrower’s actual knowledge, any manager or member of Borrower, are not the subject of a voluntary or involuntary bankruptcy proceeding within the last seven (7) years.

2.7 Title to the Property.

Borrower has or shall have at Closing good and marketable fee simple title to the Property free and clear of all liens, charges, claims, options, encumbrances and other matters except any existing matters of record that are approved by Lender before the Closing as provided in this Agreement.

2.8 Rights of Possession.

The Property is not, as of the Closing, subject to any lease or other right of possession.

2.9 Contiguous Parcels.

The legal description for each portion of the Property describes a contiguous parcel without any separations or restrictions between the described parcels.

2.10 Encroachments.

To Borrower’s knowledge, there are not any encroachments on or from the Property other than as shown on the Survey (as defined herein).

2.11 Environmental Condition.

To Borrower’s actual knowledge, and except as disclosed in the Environmental Assessment (as defined in this Agreement), or any other environmental report previously delivered to Lender, there are not any Hazardous Materials (as defined in this section) on, in or under the Property, except for those Hazardous Materials that are being stored and handled in compliance with applicable Environmental Laws (as defined in this section). Hazardous Materials shall have the broadest meaning specified in the Environmental Laws for "hazardous substances”, "solid waste” and "hazard". "Environmental Laws" are The Federal Water Pollution Control Act (33 U.S.C. '1251 et seq.), the Resource Conservation and Recovery Act of 1976 (42 U.S.C. '6901 et seq.), the Safe Drinking Water Act (42 U.S.C. '3000(f) et seq. the Toxic Substance Control Act (15 U.S.C. '2601 et seq.), the Clean Air Act (42 U.S.C. '7401, et seq.), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. '9601 et seq.), the Clean Water Act (33 U.S.C. '1251 et seq.), the Hazardous Materials Transportation Act of 1974 (49 U.S.C. '1801 et seq.), the Occupational Safety and Health Act (29 U.S.C. '651 et seq.), the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C. '136 et seq.), the Emergency Planning and Community Right-to-Know Act (42 U.S.C. '1101 et seq.) and any other law, rule, regulation, ordinance or statute now existing or hereinafter enacted relating to air, soil, water, environmental or health and safety conditions, including any of the State of Arizona.

2.12 Environmental Assessment.

To Borrower’s actual knowledge, the Environmental Assessment is complete, true and correct in all material respects. Any recommendations contained in the Environmental Assessment have been satisfied by or on behalf of Borrower before the Closing.

2.13 Liens.

Borrower has not made any contract or arrangement of any kind which has given rise to, or the performance of which by the other party thereto, would give rise to, a lien or claim of lien of any kind whatsoever against any of the Property, including a mechanic and materialman’s lien, for which payment in full has not been arranged, except any matters of record that are approved by Lender before the Closing as provided in this Agreement.

2.14 No Adjustment.

Each obligation and the indebtedness created under the Loan Documents is free from any claim by Borrower for credit, deduction, allowance, dispute, defense, set-off or counterclaim.

2.15 Financial Statements.

Each of the financial statements (including the notes thereto) and other financial information of any person or entity provided to Lender in support of Borrower's application for the Loan are materially true, correct and complete, and present fairly the financial condition and the results of operations of the person or entity set forth in such financial statements. There have not been any material adverse changes in the condition, affairs or prospects, financial or otherwise, of any person or entity whose financial condition is reflected in any of the aforesaid financial statements since the date of such financial statements; and Borrower is unaware of any facts or circumstances which might give rise to any such material adverse change.  In the event Borrower becomes aware of any such material change, either before or after any disbursement by Lender, Borrower shall notify Lender in writing immediately after Borrower becomes aware of such facts or circumstances.

2.16 Third Party Consent.

To Borrower’s actual knowledge, Borrower has acquired the consent, approval or authorization of all third parties (including any governmental authority) necessary to enter into, execute and deliver the Loan Documents and perform the acts and obligations required or contemplated thereby.

2.17 Zoning.

INTENTIONALLY OMITTED

2.18 No Moratorium.

INTENTIONALLY OMITTED

2.19 Commissions or Fees.

Borrower has not employed or retained any broker or finder or incurred liability for any brokerage fees, commissions or finder's fees in connection with the Loan other than Tom Lovell of Stream Capital Partners, and Borrower hereby agrees to indemnify Lender against any claims for brokerage fees or commissions and to pay all expenses incurred by Lender in connection with the defense of any action or proceeding brought by any person or entity to collect any such brokerage fees or commissions, including, but not limited to attorneys' fees and costs, and Lender hereby expressly rejects any obligation to pay any such commission or fee in connection with the Loan.  Lender agrees to indemnify Borrower against any claims or brokerage fees or commissions incurred as a result of the acts of Lender.

2.20 Flood Zone.

To Borrower’s actual knowledge, the Real Property is not located within a 100 year flood plain and the Real Property has not been flooded by a storm or any other cause prior to Borrower's ownership of the Real Property.

2.21 Accuracy of Documents and Information.

To Borrower’s actual knowledge, all Documents and Information (as defined in this Agreement) furnished or to be furnished to Lender in support of or in connection with the Loan, accurately and fully set forth (or, as the case may be, will set forth) the material information contained or purported to be contained therein.

2.22 Survival of Representations and Warranties.

Except as otherwise provided in the Loan Documents, the foregoing Representations and Warranties and all representations and warranties set forth in any of the Loan Documents shall survive until the obligations of Borrower to Lender shall have been fully performed.  For purposes of this Section, the term "Loan Documents" shall exclude the Environmental Indemnity Agreement since the obligations under that agreement continue indefinitely.

SECTION 3

AFFIRMATIVE COVENANTS OF BORROWER

Borrower covenants and agrees with Lender that during the term of this Agreement and so long as any obligation remains owing to Lender by Borrower under the Loan Documents (excluding the Environmental Indemnity Agreement since the obligations under that agreement continue indefinitely):

3.1 Removal of Liens.

Except as otherwise allowed in this Agreement, in the event that any lien or encumbrance, which could be superior to the lien of Lender (other than a lien for any real property taxes or assessments that are not yet due and payable) is filed against the Property, within sixty (60) days from the date that Borrower receives notice of same, Borrower shall have such lien released or bonded-over in a manner acceptable to Lender; provided, however, that: (i) Borrower may contest in good faith the validity or amount of any such lien or encumbrance by appropriate proceedings provided by law, including payment thereof under protest, if required, upon furnishing to Lender a cash deposit or other security in an amount and in form reasonably satisfactory to Lender, which deposit or other security shall be returned to the party depositing the same upon final payment by Borrower of said lien or encumbrance; provided further, that upon final determination (which, in the case of a judgment, shall mean a final judgment not subject to appeal or further appeal) with respect to any such contested lien or encumbrance, Borrower will promptly pay any sums found to be due by it thereon; or (ii) Borrower need not secure the release of such a lien against the Property or obtain such a bond within such period if the priority of Lender's lien against the Property with respect to such lien is insured by the title insurance policy issued to Lender and the title insurer reaffirms such priority to Lender in writing upon Lender's request.

3.2 Payment of Taxes.

In addition to paying taxes and assessments at the Closing as required in this Agreement, Borrower shall pay when due, and before any interest or penalties shall accrue thereon, all federal, state, and local taxes, assessments, charges, levies, or indebtedness constituting a lien on the Property (or for non-payment of which any governmental authority could obtain a lien on the Property). Prior to delinquency, Borrower shall, if Lender requires, furnish satisfactory evidence to Lender that all such taxes, assessments, and indebtedness have been paid. Notwithstanding the foregoing, Borrower may contest in good faith the validity or amount of such taxes, assessments, charges, levies or indebtedness by appropriate proceedings provided by law, upon furnishing to Lender a cash deposit or other security in an amount and form reasonably satisfactory to Lender to indemnify Lender against sale or forfeiture of, or creation of a lien against, the Property; provided further that upon final determination with respect to any such contested taxes, assessments, charges, levies or indebtedness, Borrower will promptly pay any sums found to be due by them thereon.

3.3 Condemnation.

Borrower hereby assigns to Lender all right, title and interest which it may have in and to any award, including any bond as security therefor, as a result of the taking of or damage to the Property, or any part thereof, including any award for any change or changes of grade or route of streets affecting the Property by reason of condemnation proceedings under the power of eminent domain or conveyance in lieu thereof. Lender is hereby authorized, directed and empowered at its option to collect and receive the proceeds of any award from the authorities making same, including any bond as security therefor, and to give proper receipts and acquittances therefor, and to apply the same as provided in this Agreement. Borrower shall make, execute, obtain and deliver to Lender any and all assignments and other instruments sufficient for the purpose of making such assignment, free, clear and discharged of any and all encumbrances of any kind or nature whatsoever except the Title Exceptions. Borrower may contest in good faith the validity or amount of any award by appropriate proceedings provided by law. Subject to the Title Exceptions, any award shall be paid first to the repair or restoration of any damage or destruction to the Property caused by the condemnation, second to the reduction of the principal balance and accrued Interest due to Lender, and third to Borrower. If the amount of any award is sufficient to pay in full all amounts owed to Lender, at the election of Borrower, any award shall be paid to Lender until Lender is paid in full, and Borrower shall be paid the balance of any award.

3.4 Casualty.

Borrower hereby assigns to Lender all right, title and interest which it may have in and to any recovery as a result of damage to the Property, or any part thereof, by reason of fire or other casualty. Lender is hereby authorized, directed and empowered at its option to collect and receive the proceeds from all insurance policies, and to give proper receipts and acquittances therefor, and to apply the same as provided in this Agreement. Borrower shall make, execute, obtain and deliver to Lender any and all assignments and other instruments sufficient for the purpose of making such assignment, free, clear and discharged of any and all encumbrances of any kind or nature whatsoever except the Title Exceptions. Borrower may contest in good faith the validity or amount of any recovery by appropriate proceedings provided by law. Subject to the Title Exceptions, any insurance proceeds shall be paid first to the repair or restoration of any damage or destruction to the Property caused by the casualty, second to the reduction of the principal balance and accrued Interest due to Lender, and third to Borrower. If the amount of any recovery is sufficient to pay in full all amounts owed to Lender, at the election of Borrower, any recovery shall be paid to Lender until the Loan is paid in full, and Borrower shall be paid the balance of any recovery.

3.5 Access to Borrower's Books and Records.

Borrower shall permit and hereby authorizes Lender or its agents, at all reasonable times during normal business hours (but not more than once a quarter), subject to three (3) business days written notice, to have reasonable access to and to copy its records, books of account, ledgers, journals, contracts, subcontracts, bills, statements and leases relating to the Property, including any supporting or related vouchers or other instruments.

3.6 Access to Property.

During normal business hours, Borrower shall permit Lender and Lender's agents, employees and assigns (including loan correspondents and brokers) the right of entry and free access to the Property to inspect the same and, in the case of the Property and any Improvements, to inspect all work done, labor performed and material furnished thereon or thereabout, whether during construction or after completion in each such case at all reasonable times. Any such access by Lender shall be subject to Lender’s compliance with all applicable laws governing the cannabis operation of Borrower at the Property. Lender shall indemnify and hold Borrower from and against any liability or damage caused solely by the negligence or willful misconduct of Lender during any inspection.

3.7 Services to Benefit Lender.

All inspections and other services rendered by or on behalf of Lender shall be rendered solely for the protection and benefit of Lender.

3.8 Loan Documents.

Each and every term and provision of the Loan Documents shall become and be covenants and agreements under this Agreement.

3.9 Single Asset Entity.

Each Borrower shall be used for the sole purpose of owning, developing, operating and selling its respective real property and each Borrower shall not own any other assets unless they related directly to this single purpose of such Borrower.

3.10 Future Documents and Information to Lender.

Upon Lender’s request, Borrower shall give to Lender any future documents and information prepared by or for Borrower in connection with the Property, including, but not limited to the following:

(a) Surveys for the Property, including topographical surveys.

(b) Environmental reports.

(c) Development plans.

(d) Site plans.

(e) Final plats or plat amendments.

(f) If all or any portion of the Loan Amount remains outstanding and unpaid, updates of the financial statement(s) provided to Lender as referenced in Section 4.4.2 of this Agreement, on a semi-annual basis commencing October1, 2019. The financial statement(s) need not be prepared according to generally accepted accounting principles but each shall include all contingent liabilities, and each shall be certified by Borrower as materially accurate to the best of that party’s knowledge and belief.

Borrower is not obligated to have the above listed items prepared, and Borrower is only being required to give them to the Lender when they are prepared for Borrower, except for item (f) above, which Borrower must prepare and deliver to Lender within thirty (30) days after the period for which such report is due.

3.11 Indemnity.

Borrower shall indemnify, defend and hold Lender harmless from any and all claims asserted against Lender or the Property by any person, entity, or governmental body, or arising out of or in connection with the Property or the Improvements, other than those arising from Lender’s gross negligence or willful misconduct. Lender shall be entitled to appear in any proceedings to defend itself against such claims, and all reasonable costs, expenses and attorneys’ fees incurred by Lender in connection with such defense shall be paid by Borrower to Lender. Lender shall, in its sole discretion, be entitled to settle or compromise any asserted claims against it, and such settlement shall be binding upon Borrower for purposes of this indemnification. All amounts paid by Lender under this paragraph shall be secured by the Security for the Loan, shall be deemed an additional principal advance under the Loan, payable within ten (10) days of demand, and shall bear interest rate at the rate applicable to the Loan.

3.12 Prohibited Acts.

Borrower shall not do the following without the consent of Lender:

3.12.1    Enter into any new lease for all or a part of the Property, or amend any existing leases for all or a part of the Property, except on terms materially similar to the terms of all existing leases or as approved by Lender in its reasonable discretion.

3.12.2    Except as permitted under the Loan Documents, transfer, assign or convey part or all of the Property.

3.12.3    Use part or all of the Property or any interest in the Borrower as collateral for a loan or other credit facility except as expressly provided in this Agreement.

3.12.4    Change the current management or managerial control of Borrower.

3.12.5    Release, diminish or otherwise modify any access, utility services and facilities for or to the Property.

3.13 Executory Contracts.

Notwithstanding any provision to the contrary in this Agreement, Borrower shall have the right to enter into one or more contracts for the sale or refinancing of the Property, if the sale or refinancing will result in the full and complete satisfaction of Borrower’s obligations under the Loan Documents and a release of Property from the Security for Note.

SECTION 4

CONDITIONS PRECEDENT TO THE LOAN

Lender shall not be obligated to make the Loan unless the following conditions precedent ("Conditions") shall have been satisfied as determined by Lender in its sole discretion before the Closing (or sooner as provided in this Section):

4.1 Regulatory Authority.

Lender is not prohibited from completing the Loan by applicable banking or regulatory law, rule, regulation or order.

4.2 Truth of Representations and Warranties.

The representations and warranties made by Borrower in the Loan Documents shall be correct in all material respects on and as of the date of this Agreement and as of the date of the Closing with the same effect as though they had been made on and as of the date of the Closing.

4.3 No Event of Default.

There shall exist no condition, event or act that would constitute an Event of Default hereunder and no condition, event or act which, with the giving of notice or lapse of time, or both, as specified in this Agreement, would constitute an Event of Default hereunder.

4.4 Documents and Information.

If not already delivered to Lender, Borrower shall deliver to Lender on or before the Closing true and correct copies (or in the case of tenant leases, access for purposes of review) of the following ("Documents and Information”):

4.4.1 Organizational Documents. Organizational documents of Borrower, including any amendments, and any other documents and information to show the existence and authority of Borrower and those persons signing on behalf of Borrower.

4.4.2 Financial Statements. The following financial statements and information for Borrower:

(a) Signed statement of assets and liabilities of Borrower, current within 120 days of the Close of Escrow, certified to Lender as accurate to the best of Borrower’s knowledge and belief.

4.4.3 Environmental Assessment. Unless expressly waived by Lender in writing, a Phase I environmental assessment for the Property ("Environmental Assessment") showing that there has not been, and there is not now, any violation of any and all applicable federal, state or local Environmental Laws.

4.4.4 Title Report. Current title report for the Real Property including the Schedule B items for exceptions and requirements, county assessor's tax parcel map for the Real Property and a tax information sheet for the Real Property.

4.4.5 Survey. Unless expressly waived by Lender in writing, an ALTA survey of the Real Property ("Survey") by a registered civil engineer or registered land surveyor acceptable to Lender, showing the zoning of the Real Property, proper ties to locating monuments, location of any improvements on the Real Property (including setbacks and the location and number of parking spaces), easements, or rights-of-way, over or under the Real Property, together with any encroachments or projections, fences or any other matters affecting the use and occupancy of the Real Property, and certification by said Engineer or Surveyor that there are no other easements or rights-of-way in use or in evidence, over or under the Real Property, nor any encroachment of any improvements onto contiguous property by the improvements located on the Real Property nor any encroachment of improvements from adjoining property onto the Real Property other than those shown on the Survey. The Survey shall be certified to Lender at the Closing as of the date of the Survey.

4.4.6    Work Product. Any plans, drawings, specifications, estimates, and other related documents for the development of the Property (“Work Product”).

4.5 Loan Documents.

Borrower shall deliver to Lender the Loan Documents and such other documents that Borrower is required in this Agreement to give to Lender and any other documents reasonably requested by Lender from Borrower to give effect to this Agreement, all of which shall be fully executed and, where required, appropriately acknowledged and delivered.

4.6 Lender's Title Insurance Policy.

Borrower shall cause First American Title Insurance Company to provide to Lender a commitment to issue to Lender immediately after the Closing, at Borrower's expense, a lender's form extended ALTA Title Insurance Policy (collectively, "Title Insurance Policy") in an amount equal to the Loan Amount, with such endorsements as may be required by Lender insuring Lender's first priority lien against the Property subject only to the Title Exceptions.

4.7 Searches.

Lender shall obtain or be given appropriate reports to show that there are not (a) any outstanding financing statements against the Property; (b) any pending lawsuits or judgments against Borrower, Guarantors, and/or any of their affiliates in connection with the Property; or (c) any pending criminal prosecutions or convictions against Borrower, Guarantors, or any of their affiliates. Borrower shall promptly give to Lender federal tax identification and social security numbers for Lender to obtain the reports as provided in this section.

4.8 Liability and Property Insurance.

Borrower shall maintain in full force and effect and deliver to Lender a copy of Borrower's insurance policy or policies, or certificates of such policies, providing the following coverage in connection with the Property:

4.8.1 Liability. Liability insurance with coverage of not less than $1,000,000 per occurrence and $2,000,000 in the aggregate.

4.8.2 Fire, Casualty and Extended Coverage. Fire, casualty and extended coverage for not less than the full replacement value of any Improvements (excluding foundations) and Personal Property or the Amount of the Loan, whichever is greater.

4.8.3 Insurance Company. The above insurance shall be with a company or companies having a current A. M. Best rating of at least A-X.

4.8.4 Endorsement. The copy of the insurance policy or policies shall include an endorsement or endorsements naming Lender as an additional insured and providing for not less than ten (10) days written notice to Lender of lapse or cancellation of said insurance.

4.8.5 Use of Proceeds. Any insurance proceeds shall be applied first to the repair or restoration of any damage or destruction to the Property caused by the casualty and second, to the reduction of the principal balance due to Lender.

4.8.6 Renewal and Replacement. All renewal or replacement policies shall be given to Lender at least thirty (30) days before the expiration of the renewed or replaced policies. If the renewal or replacement policies, or certificates of insurance, are not given to Lender as required in this provision, Lender shall have the right, but not the obligation, to obtain the required insurance coverage at the expense of Borrower, and Lender shall not be required to be concerned about the cost of such insurance. Any amounts paid by Lender for such insurance shall be immediately due and payable from Borrower.

4.9 Waiver.

Lender, in its sole discretion, may waive any of the conditions precedent set forth herein, as all of the said conditions are established for Lender's benefit.  The waiver of any condition or conditions shall be by written instrument and shall not constitute a waiver of any other condition or conditions. Lender's closing of the Loan shall indicate that Lender has received all of the documents and information required by Lender or that the requirement has been waived.

SECTION 5

DEFAULTS AND REMEDIES

5.1 Event of Default

The existence or occurrence of any one or more of the following events shall constitute an event of default under the Loan Documents ("Event of Default"):

5.1.1 Nonpayment.  Borrower's failure to make any payments required under the Loan Documents when due.

5.1.2 Nonperformance of Obligations.  Borrower's breach of, or failure to perform, any other obligations under the Loan Documents.

5.1.3 Impairment of Security. Borrower's failure to remove, insure or bond over any lien, encumbrance or other matter affecting the title to the Property as required in this Agreement other than Title Exceptions.

5.1.4 Misrepresentations of Fact.  Willful or negligent misrepresentations of material fact by Borrower in any document submitted to Lender in support of the Loan or in connection with the Loan Documents.

5.1.5 Bankruptcy or Insolvency.  Borrower being insolvent by being unable to pay debts when due or by having liabilities in excess of assets; or Borrower committing an act of bankruptcy, making a general assignment for the benefit of creditors, or the filing by or against Borrower of a voluntary or involuntary petition in bankruptcy or for the appointment of a receiver (and any involuntary petition is not dismissed within 90 days from the filing thereof); or if there commences under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, proceedings affecting the Property or for the composition, extension, arrangement or adjustment of any of Borrower’s obligations; or if Borrower's business is discontinued as a going concern or is suspended; or if a writ of attachment, execution, or any similar process is issued or levied against any significant part of Borrower's property that is not released, stayed, bonded or vacated within a reasonable time after its issue or levy.

5.1.6 Failure to Comply with Laws and Governmental Authorities. Borrower's failure to cure promptly any violation of any law or regulation in connection with the Property; or Borrower's failure to comply promptly with any provision of any notice, issued by or filed in any department of any governmental authority having jurisdiction over Borrower or the Property, of any requirement or any law or regulation having any effect on or relation to the Property; or Borrower's failure to furnish to Lender, immediately and without demand, a true copy of any notice or other document received by or available to Borrower disclosing any such requirement or violation of any such law or regulation, or otherwise bearing upon Borrower's compliance thereunder.  In this regard, "promptly" shall be deemed to mean within thirty (30) days after the giving of written notification to Borrower of the existence of such violation or notice or other document or, where such cure or compliance cannot be fully effected within thirty (30) days, then the commencement of the action to cure or comply within the same thirty (30) days.  The foregoing notwithstanding, Lender expressly acknowledges that Borrower’s business at the Property is the agricultural growth, processing and dispensing of cannabis and that business is accordance with the laws of the State of Arizona, but that such business is in violation of applicable federal laws.

5.1.7 Receivership. The appointment, pursuant to an order of a court of competent jurisdiction, or a trustee, receiver or liquidator of the Property or any part thereof, or of Borrower, or any termination or voluntary suspension of the transaction of business of Borrower, or any attachment, execution or other judicial seizure of all or any substantial portion of Borrower’s assets.

5.1.8 Termination of Borrower. If Borrower is other than a natural person or persons, without the prior written consent of Lender in each case, the voluntary or involuntary dissolution or termination of existence of Borrower.

5.2 Remedies.

During an Event of Default, Lender shall have the right to exercise any and all remedies available to it, both at law and in equity, subject to Lender first giving Borrower five (5) days written notice of, and opportunity to cure, a monetary Event of Default and thirty (30) days written notice of, and opportunity to cure, a non-monetary Event of Default; provided, however, that Borrower shall have a reasonable amount of time after the thirty (30) days for a non-monetary Event of Default, if the Event of Default cannot be cured within thirty (30) days and Borrower commences a cure within the thirty (30) days and diligently prosecutes the cure until it is completed.

SECTION 6

MISCELLANEOUS

6.1 Amendment.

This Agreement may not be modified in any respect except by an amendment signed in writing by Lender and Borrower.

6.2 Severability.

In the event any provision of this Agreement is illegal, invalid or unenforceable, such provisions shall not affect the validity of the remainder hereof.

6.3 Standard of Approval.

Where, within this Agreement, the approval or satisfaction of Lender is required or permitted, or Lender's consent may be granted or withheld, and no standard for the exercise of Lender's discretion is otherwise specified, Lender may grant or withhold its satisfaction, approval or consent in its sole and absolute discretion.

6.4 Calculation of Time Periods.

Unless otherwise expressly provided in this Agreement, all time periods shall be in calendar days, but in all instances, the last day for performance shall be a business day if the last calendar day is not a business day.

6.5 Assignability.

Borrower shall not assign this Agreement.  Lender shall have the right to sell and assign all or any portion of the rights, title and interest herein to one or more assignees or loan participants, without reservation or restriction.

6.6 Relationship of Parties.

The relationship of the parties hereto is that of Borrower and Lender and it is expressly understood and agreed that nothing contained in this Agreement or in any Loan Document shall be interpreted or construed to make Lender and Borrower partners, joint venturers or participants in any other legal relationship except for Borrower and Lender.

6.7 No Drafting Inferences.

Each of the parties to this Agreement acknowledge they have had an adequate opportunity to have the Agreement and the Loan Documents reviewed by counsel of their choosing, and the terms of each such Agreement or Loan Document shall be deemed to have been reached as a result of their mutual negotiation and drafting. No party shall be entitled to a judicial inference for or against such party by virtue of the degree of their actual participation in the process by which the Agreement and the Loan Documents were created.

6.8 Waiver of Defaults.

The waiver by Lender of any breach or Event of Default by Borrower under any of the terms of any of the Loan Documents shall not be deemed to be a waiver of any subsequent breach or Event of Default on the part of Borrower under the Loan Documents. The acceptance by Lender of a partial amount of a payment due from Borrower to Lender under this Agreement shall not constitute a waiver of the requirement of Borrower to make a full payment to Lender and it shall not constitute a waiver by Lender of the time of the essence provision of this Agreement.

6.9 Time of the Essence.

Time is of the essence of this Agreement and each and all of its provisions.

6.10 Notices.

Any notices or other communications which any party may be required, or may desire, to give, unless otherwise specified, shall be in writing and shall be (i) hand-delivered, effective upon receipt, (ii) sent by United States Express Mail or by private overnight courier, effective upon receipt, or (iii) served by certified mail, postage prepaid, return receipt requested and addressed to such party at the address set forth above, or to such other address(es) or addressee(s) as the party to be served with notice may have furnished in writing to the other party, effective three (3) days after mailing. A copy of any notice shall be concurrently given as provided in this “Notices” section to the following:

For Lender:	Timothy A. La Sota
Timothy A. La Sota, PLC
2198 East Camelback Road, Suite 305
Phoenix, Arizona 85016
Phone: (602) 515-2649
E-mail: tim@timlasota.com

For Borrower:	Margaret Steiner
Lane & Nach, P.C.
2001 East Campbell Avenue, Suite 103
Phoenix, Arizona 85016
Phone: (602) 247-8595
Facsimile: (602) 258-6003
E-mail: meg.steiner@lane-nach.com

6.11 Benefit and Binding Effect.

This Agreement shall inure to the benefit of and be binding upon the parties and their representatives, successors, and assigns.

6.12 Attorneys' Fees.

In the event of litigation with respect this Agreement or the Loan Documents, the prevailing party as determined by the Court, shall be entitled to recover from the non-prevailing party its costs, expenses and fees, including reasonable attorneys' fees, as determined by the Court.

6.13 Governing Law.

This Agreement, its construction, validity and effect, shall be governed and construed by and in accordance with the laws of the State of Arizona.

6.14 Defined Terms and Marginal Headings.

Words used herein shall include the plural as well as the singular when required.  Words used in masculine gender include the feminine and neuter. The marginal headings and titles to the paragraphs of this Agreement are not a part of this Agreement and shall have no effect upon the construction or interpretation of any part hereof.

6.15 Consistency of Documents.

Except for the provisions of the Promissory Note, the other Loan Documents are not intended to supersede the provisions of this Agreement, but shall be construed as supplemental thereto.  In the event of any inconsistency between the provisions of the other Loan Documents and this Agreement, or in the event the provision in the other Loan Documents are not as complete or clear as this Agreement, this Agreement shall control.  This Agreement shall survive the execution, recording and filing of the Loan Documents.

6.16 Counterparts, Electronic Signatures and Transmission.

Lender and Borrower expressly agree that this Agreement, and each of the ancillary agreements, documents and instruments executed in connection therewith, may be executed by DocuSign electronic means and are intended to be fully enforceable by and between such parties. Counterparts delivered by electronic transmission (e.g. facsimile, e-mail or DocuSign) shall be effective in all respects as an original.

6.17 Entire Agreement.

This Agreement shall constitute the entire agreement of the parties and any prior or contemporaneous verbal or written understanding or agreement between the parties shall be superseded by this Agreement. However, the other Loan Documents that are used in connection with the Loan shall be valid and enforceable according to their provisions, subject to this Agreement controlling over any inconsistency.

6.18 Waiver of Jury.

TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE PARTIES EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT (WHETHER ARISING UNDER THE CONSTITUTION OF THE UNITED STATES OR THAT OF THE STATE IN WHICH THE REAL PROPERTY IS LOCATED OR ANY OTHER STATE, OR UNDER ANY FOREIGN JURISDICTION, UNDER ANY STATUTES REGARDING OR RULES OF CIVIL PROCEDURE APPLICABLE IN ANY STATE, FEDERAL, OR FOREIGN LEGAL PROCEEDING, UNDER COMMON LAW, OR OTHERWISE) TO DEMAND OR HAVE A TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS AGREEMENT OR IN ANY WAY CONNECTED WITH OR RELATED TO OR INCIDENTAL TO THE DISCUSSIONS, DEALINGS, OR ACTIONS OF SUCH PERSONS OR ANY OF THEM (WHETHER ORAL OR WRITTEN) WITH RESPECT THERETO, OR TO THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE; AND EACH PARTY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY TRIAL COURT WITHOUT A JURY, AND THAT ANY OTHER PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF SUCH WAIVER OF RIGHT TO TRIAL BY JURY. THE PARTIES ACKNOWLEDGE AND AGREE THAT THEY HAVE RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER RELATED DOCUMENT TO WHICH THEY ARE A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDER MAKING THE LOAN DESCRIBED HEREIN. BY WAIVING A JURY TRIAL, THE PARTIES INTEND CLAIMS AND DISPUTES TO BE RESOLVED BY A JUDGE.

Exhibits A and B are attached.

[Signature pages and acknowledgments follow]

IN WITNESS WHEREOF, the parties hereto have executed this Loan Agreement as of the date set forth above.

LENDER:

AENEAS VENTURE PARTNERS, LLC,

an Arizona limited liability company

By: ________________________

Joseph Villasenor

Its: Manager

IN WITNESS WHEREOF, the parties hereto have executed this Loan Agreement as of the date set forth above.

BORROWER:

ITEM 9 PROPERTIES, LLC,

a Nevada limited liability company

By: Item 9 Labs Corp, a Delaware corporation

Its: Manager

By: ________________________

Bryce Skalla

Its: President

IN WITNESS WHEREOF, the parties hereto have executed this Loan Agreement as of the date set forth above.

BORROWER:

BSSD GROUP, LLC,

an Arizona limited liability company

By: Item 9 Labs Corp, a Delaware corporation

Its: Manager

By: ________________________

Bryce Skalla

Its: President

EXHIBIT A

(Arizona Real Property Legal Description)

A PARCEL OF LAND LYING IN AND BEING A PART OF THE SOUTHWEST QUARTER OF SECTION 24, TOWNSHIP 6 SOUTH, RANGE 7 EAST OF THE GILA AND SALT RIVER BASE AND MERIDIAN, PINAL COUNTY, ARIZONA, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT THE SOUTH QUARTER CORNER OF SAID SECTION 24, A FOUND ARIZONA DEPARTMENT OF TRANSPORTATION BRASS CAP IN HAND HOLE, FROM WHENCE THE CENTER OF SAID SECTION 24, A FOUND 1/2 INCH IRON PIN TAGGED LS 20358, BEARS NORTH 01 DEGREES 14 MINUTES 53 SECONDS EAST, A DISTANCE OF 2666.39 FEET;

THENCE NORTH 01 DEGREES 14 MINUTES 53 SECONDS EAST, ALONG THE EAST LINE OF THE SOUTH WEST QUARTER OF SAID SECTION 24, A DISTANCE OF 1388.14 FEET TO THE TRUE POINT OF BEGINNING;

THENCE SOUTH 89 DEGREES 59 MINUTES 36 SECONDS WEST, A DISTANCE OF 755.60 FEET;

THENCE NORTH 01 DEGREES 14 MINUTES 55 SECONDS EAST, A DISTANCE OF 288.25 FEET:

THENCE NORTH 89 DEGREES 59 MINUTES 36 SECONDS EAST, A DISTANCE OF 755.60 FEET;

THENCE SOUTH 01 DEGREES 14 MINUTES 55 SECONDS WEST, A DISTANCE OF 288.25 FEET TO THE TRUE POINT OF BEGINNING.

EXHIBIT B

(Additional Collateral)

Security interest in all of the personal property owned by Borrower, wherever located, existing or hereafter acquired, including, without limitation:

(a) all assets, accounts receivable, documents (including, if applicable, electronic documents), instruments, promissory notes, chattel paper (whether tangible or electronic), letters of credit, letter-of-credit rights (whether or not the letter of credit is evidenced by a writing), securities and all other investment property, general intangibles (including all payment intangibles), money, deposit accounts, and any other contract rights or rights to the payment of money;

(b) all inventory, materials, work in process and finished goods, and all present and future claims against supplier of any of the foregoing including claims for defective goods or over payments to or under shipments by suppliers, all proceeds arising from the lease or rental of any of the foregoing;

(c) all equipment (including motor vehicles), furniture, fixtures, furnishings, machinery and supplies;

(d) all other property, together with all accessories, attachments, accessions, repairs, replacements, parts;

(e) all equipment now or hereafter owned, attached thereto, or used in connection therewith, as well as any and all goods of a nature similar to those described, hereafter acquired, and all proceeds, products, rents and profits thereof in whatever form;

(f) all judgments, awards of damages (including but not limited to severance and consequential damages), payments, proceeds, settlements or other compensation heretofore or hereafter made, including interest thereon, and the right to receive the same, as a result of, in connection with, or in lieu of any damage, destruction, or injury to, or decrease in value of, the Collateral or any part thereof, to the extent of the amount of the Obligations at the date of receipt by the Secured Party of any such judgment, award of damages, payment proceeds, settlement or other compensation; including interest thereon, and all reasonable legal fees, costs and disbursements, if any, incurred by Secured Party in connection with the collection of such judgment, award of damages, payment, proceeds, settlement or other compensation;

(g) all payments, proceeds, settlements or other compensation heretofore or hereafter made, including any interest thereon, and the right to receive the same, from any and all insurance policies covering the Collateral or any portion thereof;

(h) including specifically but without limitation, each of the identified items of tangible personal property identified on the attached schedule; and

(i)   all Proceeds and products of each of the foregoing, all books and records relating to the foregoing, all supporting obligations related thereto, and all accessions to, substitutions and replacements for, and rents, profits and products of, each of the foregoing, (collectively the "Collateral").

This UCC-1 Financing Statement is being filed to evidence Secured Party’s interest to secure payment and performance of all obligations of Debtor to Secured Party under that certain Agreement.